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Exhibit 5.1

[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

March 31, 2017

Green Bancorp, Inc.
4000 Greenbriar
Houston, Texas 77098

  Re:
  Green Bancorp, Inc.
  Registration Statement on Form S-4

Ladies and Gentlemen:

        We have acted as special counsel to Green Bancorp, Inc., a Texas corporation (the "Company"), in connection with the public offering of up to $35,000,000 aggregate principal amount of the Company's 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (the "Exchange Notes") to be issued under the Indenture, dated as of December 8, 2016 (the "Indenture"), between the Company and Wilmington Trust, National Association, as trustee (the "Trustee").

        The Exchange Notes are to be issued pursuant to an offer (the "Exchange Offer") to exchange an aggregate principal amount of up to $35,000,000 of the Exchange Notes, which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of the Company's issued and outstanding 8.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (the "Original Notes"), as contemplated by the Registration Rights Agreement, dated as of December 8, 2016 (the "Registration Rights Agreement"), among the Company and the purchasers identified therein.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

        In rendering the opinion stated herein, we have examined and relied upon the following:

          (a)   the registration statement on Form S-4 of the Company relating to the Exchange Notes filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act (such registration statement being hereinafter referred to as the "Registration Statement");

          (b)   an executed copy of the Registration Rights Agreement;

          (c)   an executed copy of the Indenture;

          (d)   the form of global certificate evidencing the Exchange Notes registered in the name of Cede & Co. (the "Exchange Note Certificate");

          (e)   an executed copy of a certificate of Elizabeth Vandervoort, Secretary and Treasurer of the Company, dated the date hereof (the "Secretary's Certificate");

          (f)    a copy of the Company's Amended and Restated Certificate of Formation, certified by the Texas Secretary of State as of March 27, 2017, and certified pursuant to the Secretary's Certificate;

          (g)   a copy of the Company's By-laws, as amended and in effect as of the date hereof, certified pursuant to the Secretary's Certificate; and

          (h)   a copy of certain resolutions of the Board of Directors of the Company, adopted on November 10, 2016, certified pursuant to the Secretary's Certificate.

        We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

        In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including those in the Secretary's Certificate.

        We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York, and (ii) the Texas For-Profit Corporation Law (the "TFPCL") (all of the foregoing being referred to as "Opined on Law").

        As used herein, "Transaction Agreements" means the Indenture, the Exchange Note Certificate and the Registration Rights Agreement.

        Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Exchange Note Certificate has been duly authorized by all requisite corporate action on the part of the Company and, when the Exchange Note Certificate has been duly executed by the Company under the TFPCL, and duly authenticated by the Trustee and issued and delivered by the Company upon consummation of the Exchange Offer against receipt of the certificates evidencing the Original Notes to be surrendered in exchange therefor in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, the Exchange Note Certificate will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

        The opinion stated herein is subject to the following qualifications:

          (a)   the opinion stated herein is limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors' rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

          (b)   we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

          (c)   except to the extent expressly stated in the opinion contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

          (d)   we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

          (e)   we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement; and

          (f)    to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Transaction Agreements, the opinion stated herein is subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

        In addition, in rendering the foregoing opinion we have assumed that:

          (a)   neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements: (i) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (ii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iii) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iii) with respect to the Opined-on Law); and

          (b)   neither the execution and delivery by the Company of the Transaction Agreements nor the performance by the Company of its obligations under each of the Transaction Agreements, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP
MJZ

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  Exhibit 5.1
[LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]